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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Simplex Solutions, Inc. on Form S-1 of our report dated September 8, 2000 on the financial statements of Altius Solutions, Inc. as of and for the year ended December 31, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
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San Jose, California
September 8, 2000